EXHIBIT 16.1

September 22, 2011
Office of the Chief Accountant
Securities and Exchange Commission
100 F Street N.E.
Washington, DC 20549

Re: Torotel, Inc.

Commission File Number 1-8125

Dear Sirs:

We have read the statements being made by Torotel, Inc. in Item 4.01 of its Form 8-K dated September 22, 2011 and captioned “Change in Registrant's Certifying Accountant” and are in agreement with the statements as they relate to our firm. We have no basis to agree or disagree with the other statements of the registrant contained therein.

Sincerely,

/s/ Mayer Hoffman McCann P.C.

Leawood, Kansas